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People's Community Capital Corporation
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PEOPLE’S COMMUNITY CAPITAL CORPORATION
125 Park Avenue, S.W.
Aiken, South Carolina 29801

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 30, 2004

TO OUR SHAREHOLDERS:

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of People’s Community Capital Corporation, which is the holding company for People’s Community Bank of South Carolina. This letter serves as notice that the Annual Meeting will be held at our office located at: 125 Park Avenue, S.W., Aiken, South Carolina 29801 on Friday, April 30, 2004, at 5:45 p.m., for the following purposes:

1.	To elect two members to our Board of Directors;

2.	To ratify the appointment of Elliott Davis, LLC as our independent public accountants; and

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 15, 2004 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company’s offices prior to the meeting. At the meeting, we will report on our performance in 2003 and answer your questions. We are pleased with our accomplishments in 2003 and look forward to discussing both the past year and our current plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

/s/ Tommy B. Wessinger
Tommy B. Wessinger
Chief Executive Officer

Aiken, South Carolina
March 29, 2004

PEOPLE’S COMMUNITY CAPITAL CORPORATION
125 Park Avenue, S.W.
Aiken, South Carolina 29801

PROXY STATEMENT FOR ANNUAL MEETING OFSHAREHOLDERS
TO BE HELD ON APRIL 30, 2004

        Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

        The Board set March 15, 2004 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,155,473 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Tommy B. Wessinger and Thomas H. Lyles as your representatives at the meeting. Mr. Wessinger and Mr. Lyles will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. Lyles will vote your proxy for the election to the Board of Directors of all nominees listed below under “Election Of Directors,” and for the ratification of Elliott Davis, LLC as the independent public accountants listed below under “Ratification of Appointment of Independent Public Accountants.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Wessinger and Mr. Lyles will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 29, 2004.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2005 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2006 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III

Margaret Holley-Taylor	Raymond D. Brown	Thomas H. Lyles
Clark D. Moore, M.D	Anthony E. Jones	James D. McNair
Donald W. Thompson		Russell D. Phelon
John B. Tomarchio, M.D		Tommy B. Wessinger

        Shareholders will elect two nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2007 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected.

        The Board of Directors recommends that you elect Raymond D. Brown and Anthony E. Jones as Class II directors.

        If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. Lyles will vote your proxy to elect Mr. Brown and Mr. Jones. If either of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Wessinger and Mr. Lyles will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees, each of whom is a director of the bank and has been a director of the company since its formation in 1997:

        Raymond D. Brown, 59, is a Class II director of our company. He resides in North Augusta, South Carolina and is a graduate of Auburn University where he received a Bachelors Degree in Building Construction. He is currently the president and chief executive officer of R.D. Brown Contractors, Inc., a general construction company specializing in commercial and industrial construction. He has served on the Chamber of Commerce Board and the NationsBank Advisory Board in North Augusta, South Carolina.

        Anthony E. Jones, 41, is a Class II director of our company. Mr. Jones is a resident of Augusta, Georgia. Mr. Jones majored in Finance at the University of Georgia, where he received a bachelor’s degree in Business Administration. From 1985 to 1996 he was the general manager and treasurer of Gerald Jones VW Inc. and, since 1996, has been the president and chief executive officer of that company. He is also a member of the Augusta Country Club and Warren Baptist Church in Augusta.

        Set forth below is also information about each of our company’s and bank’s other directors and executive officers. Each of the following directors has been a director of our company since our formation in 1997, except for Mr. Lyles who was appointed as a director of our company and our bank in 2001. Each director is also a director of our bank.

        Jean H. Covington, 46, is the controller and chief financial officer of our company and our bank. She resides in Aiken, South Carolina and graduated from Clemson University in 1979 with a bachelor of science degree in Financial Management. She received her Certified Public Accountant’s license in 1982. Ms. Covington has held senior financial positions with various companies and was an auditor with a major public accounting firm in the early part of her career. She has been responsible during her career for all financial and administrative management, accounting, budget, and treasury functions of the companies for which she has been the financial officer. In 1999, Ms. Covington attended the ABA Graduate School of Bank Investments and Financial Management at the

University of South Carolina, Columbia. She is a member of the Central Chapter of CPA’s, the South Carolina Association of CPAs, and the American Institute of Certified Public Accountants.

        Margaret Holley-Taylor, 69, is a Class I director of our company. She is a resident of Aiken, South Carolina and the owner of Aiken Office Supply. Ms. Holley-Taylor received the “Small Business Person of the Year” award in 1986 and was a recipient of the Finalist Award as the “Aiken County Small Business Person of the Year” in 1991. She previously served on the NationsBank Advisory Board and the Partnership Board of the University of South Carolina, Aiken, and was on the board of directors for the Aiken Chamber of Commerce and the Aiken United Way, where she also served as treasurer for three years. She is a member of the Woodside Plantation Country Club, the Houndslake Country Club, the National Business Products Industry Association, and the Millbrook Baptist Church.

        L. Stephen Lineberry, 58, is the senior vice president of operations for our bank. He resides in North Augusta, South Carolina and attended Augusta College. He is also a graduate of the American Institute of Banking. Mr. Lineberry worked for Bankers First Data Services, Inc. from 1983 until 1996, serving as president and chief operating officer from 1990 until 1996. He is a retired member of the Georgia Army National Guard and a member of the advisory board of the Georgia-Carolina Council of the Boy Scouts of America.

        Thomas H. Lyles, 54, is a Class III director of our company and is the president and chief operating officer of our company and our bank. He resides in Aiken, South Carolina and is a graduate of Wofford College, Spartanburg, where he received his Bachelors Degree in Economics. Mr. Lyles received his Masters Degree in Business Administration from the University of South Carolina, Columbia. He is also a graduate of the BAI School of Bank Operations at the University of Wisconsin, Madison. From 1973 to 1989 Mr. Lyles held positions in audit, personnel, branch administration, and operations with Bankers Trust of South Carolina. In 1989 he joined Carolina Southern Bank, Spartanburg, as executive vice president, corporate secretary, and cashier. At the time of the sale of Carolina Southern, Mr. Lyles functioned as the chief operating officer, chief financial officer, and corporate secretary, and was also a member of the board of directors. He remained with Carolina Southern until 2001.

        James D. McNair, 86, is a Class III director of our company and vice chairman of our company. He resides in Aiken, South Carolina and attended Clemson College and the University of South Carolina. He is a graduate of Canon Trust School and the School of Banking of the South at Louisiana State University. Mr. McNair was the president of Farmers and Merchants Bank of Aiken from 1963 to 1983 and was senior executive vice president of Citizens & Southern National Bank from 1983 until 1984. He served as a member of the advisory board of NationsBank until December 1996. Mr. McNair is a past president of the South Carolina Association of Independent Bankers and the South Carolina Bankers Association. He is also a past member of the South Carolina Board of Financial Institutions and was elected Man of the Year in 1984 by the Greater Aiken Chamber of Commerce. Mr. McNair is a charter member, organizer and director of the Lower Savannah Council of Governments and past president of the Lower Savannah Council of Governments Development Corporation. He is an honorary member of the Aiken Rotary Club and was also an organizer and past president of Friends of Hopelands, a charitable organization in Aiken. In 1999, Mr. McNair was recognized for 50 years in banking by the South Carolina Bankers Association. In 2000, he was named Independent Banker of the Year by the South Carolina Association of Independent Bankers. Mr. McNair is a member and trustee of First Baptist Church of Montmorenci, S.C. and is a trustee emeritus of Faith Chapel, Cedar Mountain, N.C.

        Clark D. Moore, M.D., 59, is a Class I director of our company and is a resident of Aiken, South Carolina. Dr. Moore graduated from the University of Illinois under a Western Golf Association Evans Scholarship, a National Merit Scholarship and an Illinois State Scholarship. He received a Masters Degree from Loyola University, graduated with Honors in Medicine from the St. Louis University School of Medicine, and trained in general surgery and orthopedic surgery at the Medical College of Virginia. In 1993 he was awarded the Order of the Palmetto, the highest civilian award presented by the State of South Carolina. He is a member of the American Association of Orthopedic Surgery, the American Medical Association, the South Carolina Orthopedic Society, and the Eastern Orthopedic Association. He is a former member of the board of trustees of the Aiken Regional Medical Centers Hospital and previously served on the board of directors of the Hitchcock Rehabilitation Center. Dr. Moore is the founder and senior partner of Carolina Musculoskeletal Institute, P.A., founder and developer of the Aiken Medical Center, and founder of Preferred Care, a physician hospital organization. He is a former member of the advisory board for NationsBank in Aiken, South Carolina.

        Russell D. Phelon, 62, is a resident of Aiken, South Carolina and is a Class III director of our company. He graduated from Rensselaer Polytechnic Institute in 1963 with a Bachelors Degree in Mechanical Engineering and attended Babson Institute in Wellesley, Massachusetts from 1963 until 1964. He is the president and chief executive officer of R.E. Phelon Company, Inc., which is headquartered in Aiken, South Carolina, of Carlin Combustion Technology, Inc. in Massachusetts, of Power Parts, Inc. in Puerto Rico, and of Phelon Motorsports, Inc. of Aiken. Mr. Phelon has served on the board of directors of Springfield Wire Company in Springfield, Massachusetts and the board of trustees of Western New England College.

        Milon C. Smith, 53, is executive vice president and senior credit officer of our bank. He graduated in 1972 from the University of South Carolina with a degree in Banking and Finance. He also completed programs from the National Commercial Lending School at Oklahoma University, RMA Portfolio Management at Ohio State University, and Advanced Commercial Lending at the Darden School of Business. Mr. Smith began his banking career with Bankers Trust of South Carolina in Columbia in 1973. He worked in various positions for Bankers Trust and its successors, including as branch manager, as senior lender, and in loan administration and credit policy in various regions of South Carolina. He retired in 2002 from Bank of America after 29 years. Mr. Smith is a member of St. Thaddeus Episcopal Church and has been chairman of Communities in Schools of Charleston and served on the State Board of Directors of CIS.

        Donald W. Thompson, 58, is a Class I director of our company and a resident of North Augusta, South Carolina. He has been president of Windsor Jewelers, Inc. since 1989 and has been active in the jewelry industry for more than 35 years. Mr. Thompson is a member of the Augusta Kiwanis.

        John B. Tomarchio, M.D., M.P.H., 51, is a Class I director of our company and a resident of Aiken, South Carolina. He graduated summa cum laude from Central Florida University with a Bachelors Degree in Microbiology and is a graduate of Louisiana State University Medical School. He also received specialty training at Tulane University Medical Center and the Medical College of Georgia and is board certified in Emergency Medicine as well as Occupational Medicine. He is the founder and former president and chief executive officer of South Carolina Physicians Care, a physicians multi-specialty group. Dr. Tomarchio served as president of the Aiken County Medical Society and was appointed to the board of directors of the Aiken-Barnwell Mental Health Association by both South Carolina Governor Campbell and Governor Beasley. He was a member of the Aiken Judicial-Public Safety Commission, the City of Aiken Planning Commission, the Aiken County Indigent Care Commission, and the vice chairman of the Aiken Emergency Services Subcommittee. Dr. Tomarchio currently serves as senior physician with the Westinghouse Savannah River Company. He is also an active member of a number of professional associations including the Aiken County Medical Society, the South Carolina Medical Association, the American Medical Association, the American College of Emergency Physicians, and the American College of Occupational and Environmental Medicine.

        Tommy B. Wessinger, 66, is a Class III director of our company and is also the chairman and chief executive officer of our company and our bank. He is a resident of Aiken, South Carolina and attended Clemson University. He is also a graduate of the University of North Carolina School of Banking, the Graduate School of Banking of the South, L.S.U., and the Executive Management School at Columbia University. Mr. Wessinger began his banking career in 1968 with Bankers Trust of South Carolina, working in various positions and in various cities throughout South Carolina. In 1982, Mr. Wessinger became a regional executive for Bankers Trust where he was responsible for all branches throughout a ten county region, including Aiken County. Mr. Wessinger continued to serve in this role after NCNB acquired Bankers Trust from 1986 until 1992. Following the merger of C&S Bank and NCNB, which resulted in the formation of NationsBank, Mr. Wessinger was employed by NationsBank as a senior banking executive and senior commercial area executive for the Aiken County area from 1992 until his retirement in 1995. Mr. Wessinger is a recipient of The Order of the Palmetto and was named Man of the Year in 1994 by the Greater Aiken Chamber of Commerce. He is a member of the board of directors of the Independent Banks of South Carolina, the Economic Development Board of Aiken and Edgefield Counties, the Certified Development Corporation, and R.E. Phelon Company. He is also a member of the Aiken Rotary Club.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Our board of directors has approved the appointment of Elliott Davis, LLC as our independent public accountants subject to your approval. Representatives of Elliott Davis, LLC will attend the annual meeting to answer appropriate questions.

        The board of directors recommends a vote “for” the ratification of Elliott Davis, LLC as our independent accountants.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

        The following table shows the cash compensation we paid for the years ended December 31, 2001 through 2003 to our chief executive officer and each of our other executive officers who earned total annual compensation, including salary and bonus, in excess of $100,000 in 2003.

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards(2)
					Number of
				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation (1)	Options	Compensation (3)

Tommy B. Wessinger	2003	$75,000	$23,000	*	-	$2,250
Chairman and Chief	2002	$75,000	-	*	-	$2,250
Executive Officer of the	2001	$48,958	-	$5,975	-	$1,102
Company and the Bank

Thomas H. Lyles	2003	$130,000	$23,000	*	-	$3,900
President and Chief	2002	$126,250	$7,000	*	-	$3,787
Operating Officer of the	2001	$90,885	-	*	23,152 (2)	$2,045
Company and the Bank

(1)	Our executive officers of the Company also received indirect compensation in the form of certain perquisites and other personal benefits. Except as described below, the amount of such benefits received in the fiscal years shown did not exceed the lesser of either $50,000 or 10% of their annual salary and bonus. In 2001, the other annual compensation received by Mr. Wessinger consisted of medical insurance benefits of $3,470 and club dues of $2,505.

(2)	Four 5% stock dividends have been issued on March 1, 2001, January 2, 2002, January 29, 2003, and January 29, 2004. All share amounts have been adjusted for the effect of the stock dividends issued.

(3)	This amount includes the 401k matching contributions.

Employment Agreements

        We entered into an employment agreement with Mr. Wessinger for a five year term beginning March 3, 1997. This agreement expired in 2002. Currently, none of our executive officers have written employment agreements.

Aggregated Option Exercise and Year-end Option Values

	Number of Unexercised Securities		Value of Unexercised In-the-Money
	Underlying Options at Fiscal year End (#)		Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas H. Lyles	17,365	5,787	$129,196	$43,055
Tommy B. Wessinger	66,723	-	$496,419	$-

(1)	The last trade of which we are aware prior to December 31, 2003 was at $15.67. All options are exercisable at $8.23 per share making the value at $7.44 per share. Four 5% stock dividends have been issued on March 1, 2001, January 2, 2002, January 29, 2003, and January 29, 2004. All share amounts and stock prices have been adjusted for the effect of the stock dividends issued.

Director Compensation

        Our bank paid a fee of $500 to the directors for each Board meeting attended in 2003.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

General

        The following table shows how much common stock in our company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 15, 2004. Unless otherwise indicated, the address of each beneficial owner is c/o People’s Community Capital Corporation, 125 Park Avenue, S.W., Aiken, South Carolina 29801.

	Number of Shares			% of Beneficial
Name	Owned (1)	Right to Acquire (2)		Ownership (3)

Raymond D. Brown	20,710	6,076		2.31%
Carolina First Investments, LP	57,735	-		5.00%
104 South Main Street
Greenville, SC 29601
Margaret Holley-Taylor	21,267	6,076		2.35%
Anthony E. Jones	44,476	6,076		4.35%
Thomas H. Lyles	2,315	17,365		1.68%
James D. McNair	18,783	6,076		2.14%
Clark D. Moore, M.D	43,313	6,076		4.25%
Russell D. Phelon	80,707	6,076		7.47%
Donald W. Thompson	21,634	6,076		2.39%
John B. Tomarchio, M.D	23,397	6,076		2.54%
Tommy B. Wessinger	33,259	56,723	(4)	7.42%

Executive officers, directors, and 5%	369,223	131,405		38.90%
owners as a group (12 persons)

(1)	Includes shares for which the named person:
o	has sole voting and investment power,
o	has shared voting and investment power with a spouse, or
o	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

        Does not include shares that may be acquired by exercising stock options.

(2)	Includes shares that may be acquired within the next 60 days by exercising stock options which vest by that date but does not include any other stock options.

(3)	Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

(4)	Mr. Wessinger exercised 10,000 stock options on January 29, 2004.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During the year ended December 31, 2003 the Board of Directors of the company held 8 meetings and the Board of Directors of the bank held 8 meetings. All of the directors of our company and our bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Dr. Moore.

        Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend the annual meeting of People’s Community Capital Corporation shareholders. All of our directors attended the 2003 annual meeting of shareholders.

        Our board of directors has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at People’s Community Capital Corporation, 125 Park Avenue, S.W., Aiken, South Carolina 29801. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

        The company’s board of directors has appointed a number of committees, including an audit committee and a personnel and compensation committee. The audit committee is composed of Mr. Phelon, as chairman, Mr. Jones, Dr. Tomarchio, and Ms. Holley-Taylor. Each of these members are considered “independent” under Rule 4350 of the National Association of Securities Dealers’ listing standards. The audit committee met four times in 2003.

        None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service. At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert. Although none of Messrs. Phelon and Jones, Dr. Tomarchio, and Ms. Holley-Taylor qualify as “financial experts” as defined in the SEC rules, each of our members has made valuable contributions to the company and its shareholders as members of the audit committee. The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

        The audit committee has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. Operating under a written charter, which is attached as appendix A, the committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members, Messrs. Phelon and Jones, Dr. Tomarchio, and Ms. Holley-Taylor.

Other Committees

        Our personnel and compensation committee is responsible for establishing the compensation plans for our bank employees. Its duties include the development with management of all benefit plans for employees of our bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met three times during the year ended December 31, 2003. Currently, the personnel and compensation committee is composed of Mr. Jones, as chairman, Ms. Holley-Taylor, and Mr. Thompson.

        We have not adopted a nominating committee charter. Historically, our entire board of directors has served as the nominating committee. We are reviewing this policy and considering whether to adopt a formal nominating committee charter.

        Our board will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must deliver nominations in writing to the secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholder. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        In evaluating such recommendations, the board uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

        Our board uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The board considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the board uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Independent Certified Public Accountants

        Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2003. The board of directors has recommended Elliott Davis, LLC to continue as our independent certified public accountants for the fiscal year ending December 31, 2004. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2003 and 2002:

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002

Audit Fees	$13,800	$14,356
Audit-Related Fees	2,400	2,800
Tax Fees	1,350	1,350
All Other Fees	4,025	880

Total	$21,575	$19,386

        In addition, in 2002, we engaged Elliott Davis Technology Solutions, LLC, an affiliate of Elliott Davis, LLC, to provide computer technical support services including the purchase of computer equipment for which we paid Elliott Davis Technology Services, LLC $39,302. We discontinued the services of Elliott Davis Technology Solutions, LLC in late 2002.

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company’s 2003 and 2002 fiscal years for the audit of the company’s consolidated annual financial statements.

Audit-Related Fees. This category includes the review of the financial statements included in the company’s quarterly reports filed on SEC Form 10-QSB.

Tax Fees. This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the company and its subsidiaries.

All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered during the fiscal years 2003 and 2002. In 2003, this included $1,400 for a FHLB collateral audit. The FHLB requested that we contract with our independent auditors for this service. The audit committee concluded that the provision of the non-audit services provided by Elliott Davis, LLC was compatible with maintaining the principal accountant’s independence.

Oversight of Accountants; Approval of Accounting Fees. Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee has delegated approval of non-audit services and fees to the chairman of the audit committee for presentation to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, we believe that all such reports for these persons were filed in a timely fashion during 2003 for transactions occurring in 2003.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 26, 2004. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to our principal executive offices not later than 90 days in advance of the annual meeting.

March 29, 2004

   Appendix A

PEOPLE’S COMMUNITY CAPITAL CORPORATION
PEOPLE’S COMMUNITY BANK OF S.C.

AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

–	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries. Compensation of the auditors will be reviewed and approved by the audit committee. Review and pre-approval of fees paid to the independent auditors for non-audit related services, including tax services, will be delegated to the chairman of the audit committee. A detail of those fees will then be presented to the full audit committee at the next scheduled meeting. Non-audit services that are prohibited by securities laws from being provided by the independent auditors are specifically prohibited.

–	Meet with the independent auditors and financial management of the corporation at the conclusion of the annual audit to review procedures taken and to discuss any comments or recommendations of the independent auditors.

–	Review with the independent auditors, the company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

–	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

A-1

–	Receive at each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

–	Review the financial statements and the management discussion and analysis contained in the annual report to shareholders and in the quarterly reports filed on Forms 10-QSB with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting principles should be reviewed.

–	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

–	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

–	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

APPROVED THIS   9th   DAY OF   March  , 2004

/s/ Thomas H. Lyles	/s/ Russell D. Phelon
President	Chairman of the Audit Committee of the
Board of Directors

A-2

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
PEOPLE’S COMMUNITY CAPITAL CORPORATION
To be held on April 30, 2004

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Tommy B. Wessinger and Thomas H. Lyles, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of People’s Community Capital Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the bank’s office located at 125 Park Avenue, S.W., Aiken, South Carolina, on April 30, 2004, at 5:45 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) “for” Proposal No. 1 to elect the two identified Class II directors to serve on the Board of Directors; and (ii) “for” Proposal No. 2 to ratify the appointment of Elliott Davis, LLC as the company’s independent public accountants.

1.        PROPOSAL to elect the two identified Class II directors to serve for three year terms.

            Raymond D. Brown and Anthony E. Jones

[ ]	FOR all nominees	[ ]	WITHHOLD AUTHORITY
	listed (except as marked to		to vote for all nominees
the contrary)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below.)

2.        PROPOSAL to ratify the appointment of Elliott Davis, LLC.

[ ]	FOR all nominees	[ ]	AGAINST	[ ]	ABSTAIN

Dated:_______________________, 2004	Dated:_______________________, 2004

____________________________	____________________________
Signature of Shareholder(s)	Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

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